    As filed with the Securities and Exchange Commission on March 12, 1997
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              GCR HOLDINGS LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

                               THE CAYMAN ISLANDS
         (State or Other Jurisdiction of Incorporation or Organization)

                                 NOT APPLICABLE
                      (I.R.S. Employer Identification No.)

             SOFIA HOUSE, 48 CHURCH STREET, HAMILTON HM 12, BERMUDA
               (Address of Principal Executive Offices) (Zip Code)

                 GCR HOLDINGS LIMITED 1996 SHARE INCENTIVE PLAN
          GCR HOLDINGS LIMITED AMENDED AND RESTATED SHARE OPTION PLAN
        GCR HOLDINGS LIMITED AMENDED AND RESTATED 1995 SHARE OPTION PLAN
GCR HOLDINGS LIMITED AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS SHARE
                                  OPTION PLAN
              AMENDED AND RESTATED CHAIRMAN'S INCENTIVE AGREEMENT
  EMPLOYMENT AGREEMENTS, AS AMENDED, BETWEEN GCR HOLDINGS LIMITED AND CERTAIN
                                OF ITS OFFICERS
                             (Full Title of Plans)

                              CT CORPORATION SYSTEM
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                     (Name and Address of Agent For Service)

                                 (212) 246-5070
          (Telephone Number, Including Area Code, of Agent For Service)

                            ------------------------


                                    Copy to:
                              David B. Harms, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                            ------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
Title of Securities to be   Amount to be    Proposed Offering    Proposed Aggregate             Amount of
       Registered            Registered     Price Per Share(1)   Offering Price(1)           Registration Fee
-------------------------------------------------------------------------------------------------------------

Ordinary Shares, par value
$0.10 per share              2,246,925            (1)           $46,918,468.70              $14,218
=============================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, based (i) in the case of up to 996,925 Ordinary Shares that in the future may be issued upon exercise of options previously granted under the specified plans and incentive and employment agreements, on the respective exercise prices ranging from $7.90 per share to $23.25 per share and (ii) in the case of up to 1,250,000 Ordinary Shares that in the future may be issued upon the exercise of options to be granted, or that otherwise may be issued, under the GCR Holdings Limited Amended and Restated 1995 Share Option Plan, the GCR Holdings Limited Amended and Restated Non-Employee Directors Share Option Plan and the GCR Holdings Limited 1996 Share Incentive Plan, on the average of the high and low prices of the GCR Holdings Limited Ordinary Shares on the Nasdaq National Market on March 11, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.

    All information required by Part I to be contained in the prospectus to be delivered to directors, officers and employees is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

    All information required by Part I to be contained in the prospectus to be delivered to directors, officers and employees is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

    The documents listed in (a) through (c) below are incorporated herein by reference.

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed with the U.S. Securities and Exchange Commission (the "Commission") on November 29, 1996.

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996, filed with the Commission on January 27, 1997.

    (c) The description of the Registrant's Ordinary Shares, which is contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27220), filed with the Commission on November 14, 1995, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not Applicable.

Item 6. Indemnification of Officers and Directors.

    Cayman Islands law does not specifically limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be able to enforce indemnification for his own dishonesty or willful neglect or default.

    Article 107 of the Amended and Restated Articles of Association of the Registrant, filed as Exhibit 3.2 to this Registration Statement, contains provisions providing for the indemnity by the Registrant of an officer, director, or trustee of the Registrant for all actions, proceedings, claims, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own respective willful neglect or default, respectively.

Item 7. Exemption from Registration Claim.

    Not Applicable.

Item 8. Exhibits.

    The following exhibits are filed as part of this Registration Statement:

Exhibit No. Description
----------- -----------
    3.1     Amended and Restated Memorandum of Association of the Registrant.

    3.2     Amended and Restated Articles of Association of the Registrant.

    4.1 Form of Share Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.2 Employment Agreement, dated as of June 16, 1993, between the Registrant and Lawrence S. Doyle (the "Doyle Employment Agreement") (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.3 Amendment to the Doyle Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.1A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.4 Employment Agreement, dated as of August 16, 1993, between the Registrant and Frederick W. Deichmann (the "Deichmann Employment Agreement") (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.5 Amendment to the Deichmann Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.2A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.6 Employment Agreement, dated as of January 15, 1994, between the Registrant and William G. Fanning (the "Fanning Employment Agreement") (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.7 Amendment to the Fanning Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.3A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.8 Employment Agreement, dated as of June 16, 1993, between the Registrant and Robert L. Nason (the "Nason Employment Agreement") (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.9 Amendment to the Nason Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.4A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.10 Employment Agreement, dated as of June 16, 1993, between the Registrant and Stephen S. Outerbridge (the "Outerbridge Employment Agreement") (incorporated by reference to Exhibit 10.5 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.11 Amendment to the Outerbridge Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.5A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.12 Employment Agreement, dated as of March 28, 1994, between the Registrant and John K. Witherspoon, Jr. (the "Witherspoon Employment Agreement").

    4.13 Amendment to the Witherspoon Employment Agreement, dated as of December 12, 1995.

    4.14 Amended and Restated Chairman's Incentive Agreement, dated as of November 16, 1995, between the Registrant and Steven H. Newman (incorporated by reference to Exhibit 10.16A of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.15 GCR Holdings Limited Amended and Restated Share Option Plan (incorporated by reference to Exhibit 10.17A of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.16 GCR Holdings Limited Amended and Restated 1995 Share Option Plan (incorporated by reference to Exhibit 10.26 of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.17 GCR Holdings Limited Amended and Restated Non-Employee Directors Share Option Plan (incorporated by reference to Exhibit 10.25 of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.18    GCR Holdings Limited 1996 Share Incentive Plan.

    5.1     Opinion of Maples and Calder as to the validity of the Ordinary
            Shares.

    23.1 Consent of Maples and Calder (included in their opinion filed as Exhibit 5.1).

    23.2    Consent of Arthur Andersen & Co.

    24.1    Powers of Attorney (included on signature pages).

Item 9. Undertakings.

    (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on this 12th day of March, 1997.


                                        GCR HOLDINGS LIMITED



                                    By: /s/ Frederick W. Deichmann
                                        -------------------------------------
                                        Frederick W. Deichmann
                                        Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence S. Doyle and Frederick W. Deichmann, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 of GCR Holdings Limited and any and all amendments (including pre-effective and post-effective amendments) thereto under the U.S. Securities Act of 1933 and any and all documents in connection therewith, and file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on March 4, 1997.

Signature                     Title
---------                     -----

/s/ Lawrence S. Doyle
---------------------------  President, Chief Executive Officer and Director
  Lawrence S. Doyle          (Principal Executive Officer)

/s/ Frederick W. Deichmann
---------------------------  Chief Financial Officer and Secretary (Principal
  Frederick W. Deichmann     Financial and Accounting Officer)

/s/ Steven H. Newman
---------------------------
  Steven H. Newman           Chairman of the Board of Directors

/s/ Loay Al-Naqib
---------------------------
  Loay Al-Naqib              Director


/s/ J. Markham Green
---------------------------
   J. Markham Green          Director


  /s/ John P. McNulty
-----------------------
    John P. McNulty          Director


  /s/ David A. Olsen
-----------------------
    David A. Olsen           Director


  /s/ Joseph D. Roxe
-----------------------
    Joseph D. Roxe           Director


/s/ Jerry S. Rosenbloom
-----------------------
  Jerry S. Rosenbloom        Director


  /s/ Michael E. Satz
-----------------------
    Michael E. Satz          Director


   /s/ Donald J. Zuk
-----------------------
     Donald J. Zuk           Director

                           AUTHORIZED REPRESENTATIVE

    Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement has been signed below in Newark, Delaware on March 12, 1997, by the undersigned as the duly authorized representative of the Registrant in the United States.




                                   /s/ Donald Puglisi
                                   ---------------------------------
                                   Puglisi & Associates
                                   By: Donald Puglisi
                                   Title: Managing Director

                                 EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------
    3.1     Amended and Restated Memorandum of Association of the
            Registrant.

    3.2     Amended and Restated Articles of Association of the
            Registrant.

    4.1 Form of Share Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1
            (File No. 33-97736)).

    4.2 Employment Agreement, dated as of June 16, 1993, between the Registrant and Lawrence S. Doyle (the "Doyle
            Employment Agreement") (incorporated by reference to
            Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.3 Amendment to the Doyle Employment Agreement, dated as of December 12, 1995 (incorporated by reference to
            Exhibit 10.1A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.4 Employment Agreement, dated as of August 16, 1993, between the Registrant and Frederick W. Deichmann (the "Deichmann Employment Agreement") (incorporated by reference to
            Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.5 Amendment to the Deichmann Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.2A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.6 Employment Agreement, dated as of January 15, 1994, between the Registrant and William G. Fanning (the "Fanning
            Employment Agreement") (incorporated by reference to
            Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.7 Amendment to the Fanning Employment Agreement, dated as of December 12, 1995 (incorporated by reference to
            Exhibit 10.3A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.8 Employment Agreement, dated as of June 16, 1993, between the Registrant and Robert L. Nason (the "Nason Employment Agreement") (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.9 Amendment to the Nason Employment Agreement, dated as of December 12, 1995 (incorporated by reference to
            Exhibit 10.4A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

Exhibit No.                      Description
-----------                      -----------

    4.10 Employment Agreement, dated as of June 16, 1993, between the Registrant and Stephen S. Outerbridge (the "Outerbridge Employment Agreement") (incorporated by reference to
            Exhibit 10.5 of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.11 Amendment to the Outerbridge Employment Agreement, dated as of December 12, 1995 (incorporated by reference to Exhibit 10.5A of the Registrant's Registration Statement on Form S-1 (File No. 333-04195)).

    4.12 Employment Agreement, dated as of March 28, 1994, between the Registrant and John K. Witherspoon, Jr. (the
            "Witherspoon Employment Agreement").

    4.13 Amendment to the Witherspoon Employment Agreement, dated as of December 12, 1995.

    4.14 Amended and Restated Chairman's Incentive Agreement, dated as of November 16, 1995, between the Registrant and Steven
            H. Newman (incorporated by reference to Exhibit 10.16A of the Registrant's Registration Statement on Form S-1 (File No. 33-97736)).

    4.15 GCR Holdings Limited Amended and Restated Share Option Plan (incorporated by reference to Exhibit 10.17A of the Registrant's Registration Statement on Form S-1 (File
            No. 33-97736)).

    4.16 GCR Holdings Limited Amended and Restated 1995 Share Option Plan (incorporated by reference to Exhibit 10.26 of the Registrant's Registration Statement on Form S-1 (File
            No. 333-04195)).

    4.17 GCR Holdings Limited Amended and Restated Non-Employee Directors Share Option Plan (incorporated by reference to Exhibit 10.25 of the Registrant's Registration
            Statement on Form S-1 (File No. 333-04195)).

    4.18    GCR Holdings Limited 1996 Share Incentive Plan.

    5.1 Opinion of Maples and Calder as to the validity of the Ordinary Shares.

    23.1 Consent of Maples and Calder (included in their opinion filed as Exhibit 5.1).

    23.2    Consent of Arthur Andersen & Co.

    24.1    Powers of Attorney (included on signature pages).